Exhibit 99.1

Press Release for September 28, 2004

HEADLINE: Deutsche Bank Securities Inc. has refinanced Gladstone Capital's $100 million warehouse line of credit.

McLean, VA: Gladstone Capital Corp. (“the Company”) (NASDAQ: GLAD) announced today that Deutsche Bank Securities Inc. has refinanced the Company's $100 million warehouse line of credit that it had with CIBC World Markets. Key Bank remains a participant in the line of credit. The facility will be used to build the portfolio of loans and later, the Company will seek to securitize its loans for long term funding.  Deutsche Bank Securities Inc. became the Administrative Agent and a lender on the credit agreement

For further information please contact Skye Breeden, Director of Shareholder Relations at (703) 286-0775.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company.  Words such as “will,”  “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of the Company's prospectus dated August 5, 2004, as filed with the Securities and Exchange Commission on September 28, 2004.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.